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                                                                  CONFORMED COPY

                                AMENDMENT NO. 1

          AMENDMENT NO. 1 (this "Agreement") dated as of September 30, 1998 by and among:

          TERRA METHANOL CORPORATION, a Delaware corporation ("TMC"), as the General Partner of Beaumont Methanol, Limited Partnership, a Delaware limited partnership ("BMLP");

          BMC HOLDINGS, INC., a Delaware corporation ("BMCH"), as the Class B Limited Partner of BMLP; and

          NOVA PRODUCTS LLC, a Delaware limited liability company ("Nova"), as the Class A Limited Partner of BMLP.

          Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Second Amended and Restated Agreement of Limited Partnership of BMLP dated as of March 31, 1998 (as from time to time amended, the "Partnership Agreement"), including terms defined in the Appendix thereto, are used herein as defined therein.

          Section 2. Amendments. Terra Capital has requested the Partners to amend the Partnership Agreement in certain respects, and the Partners are willing to so amend the Partnership Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree that, subject to the execution of this Agreement by each Partner, but effective as of the date hereof, the Partnership Agreement shall be amended as follows:

          A. Early Termination Premium Definition. The definition of "Early Termination Premium" in the Appendix to the Partnership Agreement is amended to read as follows:

               "Early Termination Premium" means an amount equal to (a) the aggregate Capital Contribution of the Class A Limited Partner multiplied by (b) the difference, if any, between (i) the present value of the sum of (A) 0.00217 received quarterly on the last Business Day of each Distribution Period occurring during the period commencing on the applicable Retirement Date, Purchase Date or Termination Date, as the case may be, and ending on the then current Reset Date and (B) 0.04444 received on such Reset Date (the "Applicable Amounts"), discounted at a rate equal to the sum of (1) the bid-side yield on U.S. Treasury notes whose maturity matches or approximates the then current Reset Date and (2) 2.50% minus (ii) the present value of the Applicable Amounts, discounted at the rate of 19.5%.

          B. First Priority Return Rate Definition. The definition of "First Priority Return





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     Rate" in the Appendix to the Partnership Agreement is amended to read as follows:

               "First Priority Return Rate" means (a) for each Current Period occurring during the period commencing on September 30, 1998 and ending on the first Reset Date, a rate per annum equal to (i) the sum of (A) 3.4083% per annum and (B)(1) 0.95556 multiplied by (2) the Adjusted Eurodollar Rate in effect on the first day of such Current Period or (ii) if at any time the Eurodollar Rate is unavailable, the sum of (A) 1.9750% per annum and (B)(1) 0.95556 multiplied by (2) the Alternate Base Rate in effect from time to time during such Current Period and (b) for each Current Period commencing on or after the first Reset Date, a rate per annum equal to either (i)(A) the sum of
          (1) 3.6565% per annum and (2) the Adjusted Eurodollar Rate in effect on the first day of such Current Period or (B) if at any time the Eurodollar Rate is unavailable, the sum of (1) 2.1565% per annum and
          (2) the Alternate Base Rate in effect from time to time during such Current Period or (ii) such rate per annum as shall be agreed among all of the Partners.

          C. General. References in the Partnership Agreement to "this Agreement" (including indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Partnership Agreement as amended hereby.

          Section 3. Representations and Warranties. Each Terra Partner hereby represents and warrants that:

          (a) the representations and warranties made by it in the Transaction Documents are correct on and as of the date hereof, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
          (b) no event has occurred and is continuing that constitutes a Notice Event or a Termination Event or an Incipient Event.

          Section 4. Miscellaneous. Except as herein provided, the Partnership Agreement and the other Transaction Documents shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        THE GENERAL PARTNER

                                        TERRA METHANOL CORPORATION


                                        By  /s/ William D. Connor
                                          --------------------------------------
                                          Name:  William D. Connor
                                          Title: Vice President


                                        THE CLASS B LIMITED PARTNER

                                        BMC HOLDINGS, INC.


                                        By  /s/ Wynn Stevenson
                                          --------------------------------------
                                          Name:  Wynn Stevenson
                                          Title: Vice President


                                        THE CLASS A LIMITED PARTNER

                                        NOVA PRODUCTS LLC

                                          By: STONEHURST CAPITAL L.L.C.,
                                                as Managing Member

                                          By: STONEHURST CAPITAL, INC.
                                                as Manager


                                                By  /s/ Douglas D. Stark
                                                  ------------------------------
                                                  Name:  Douglas D. Stark
                                                  Title: Vice President